Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Jos. A. Bank Clothiers, Inc. and the effectiveness of Jos. A. Bank Clothiers, Inc.’s internal control over financial reporting dated March 31, 2010, appearing in the Annual Report on Form 10-K of Jos. A. Bank Clothiers, Inc. for the year ended January 30, 2010.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
April 14, 2010